UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

Ubiquiti Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 Orchard Pkwy

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 942-3085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2013, Ubiquiti Networks, Inc. (the “Company”) announced the appointment of Steven Altman, Craig Foster and Rafael Torres to its Board of Directors (the “Board”) effective October 25, 2013. Mr. Altman was appointed as a Class I member of the Board and is expected to serve as a member of the Audit Committee and Nominating and Governance Committee, and as the chairman of the Compensation Committee. Mr. Foster was appointed as a Class III member of the Board and is the Company’s current Chief Financial Officer. Mr. Torres was appointed as a Class I member of the Board and is expected to serve as a member of the Nominating and Governance Committee and the Compensation Committee, and as the chairman of the Audit Committee.

Messrs. Altman and Torres will each be entitled to compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described under the heading “Director Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 28, 2012. Mr. Foster is a named executive officer and, as such, will not receive any compensation from the Company in his role as a director.

There is no understanding or arrangement between Mr. Altman, Mr. Foster or Mr. Torres and any other person or persons with respect to his election as director and there are no family relationships between Mr. Altman, Mr. Foster or Mr. Torres and any other director or executive officer or person nominated or chosen by the Company to become a director or executive officer. Each of Messrs. Altman, Foster and Torres will be a party to the Company’s standard form Director Indemnification Agreement. None of Mr. Altman, Mr. Foster or Mr. Torres have any material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On October 22, 2013 each of Messrs. Peter Y. Chung, Charles J. Fitzgerald, John L. Ocampo and Robert M. Van Buskirk notified the Board of his intent to resign as a director, effective October 25, 2013. Mr. Chung was a member of the Nominating and Governance Committee and chairman of the Compensation Committee. Mr. Fitzgerald was a member of the Audit Committee. Mr. Ocampo was a member of the Audit Committee, Nominating and Governance Committee, and Compensation Committee. Mr. Van Buskirk was a member of the Compensation Committee and chairman of the Audit Committee. The resignations of Messrs. Chung, Fitzgerald, Ocampo and Van Buskirk do not result from any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1    Press release of Ubiquiti Networks, Inc. dated October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013	Ubiquiti Networks, Inc.

	By:	/s/ Craig L. Foster
Name: Craig L. Foster
Title: Chief Financial Officer